FOR IMMEDIATE RELEASE

XO Group Appoints Gillian Munson as Chief Financial Officer

NEW YORK, NY, November 18, 2013 – XO Group Inc. (NYSE: XOXO, www.xogroupinc.com), the premier media and technology company devoted to weddings, pregnancy, and everything in between, today announced that Gillian Munson will join the Company as its Chief Financial Officer with an expected start date of November 25, 2013. Ms. Munson will replace John Mueller.

“I am very pleased to welcome Gillian to the XO Group management team,” said David Liu, Chief Executive Officer. “She brings more than 20 years of broad experience working with technology companies in senior management and corporate finance roles. Gillian’s proven track record in advising technology organizations will be a tremendous asset to XO Group as we continue to transform toward a socially-enabled, user-centric, mobile services company while maintaining a growing and profitable business.”

Ms. Munson will join XO Group from Allen & Company LLC, where she is a Managing Director focused on the firm’s principal investing and outreach activities with early stage technology-oriented companies. Prior to Allen & Company LLC, Gillian was Vice President of Corporate Business Development for Symbol Technologies, aiding in both its multi-billion-dollar turnaround and its eventual sale to Motorola. Before Symbol, Ms. Munson was an Executive Director and Senior Equity Analyst at Morgan Stanley covering the mobile, storage, and personal computing sectors, where she built a strong franchise known for primary research and relationships with industry leaders. Ms. Munson started her career at Hambrecht & Quist as a Research Associate.

Ms. Munson is extremely active in the ecosystem for early stage companies and mentors numerous entrepreneurs, particularly female founders. Ms. Munson received a Bachelor’s degree in Political Science and Economics from Colorado College. She lives in New York City with her husband and young daughter.

About XO Group Inc.

XO Group Inc. (NYSE: XOXO; http://www.xogroupinc.com) is the premier media and technology company devoted to weddings, pregnancy and everything in between, providing young women with the trusted information, products and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the #1 wedding brand, The Knot, and has grown to include WeddingChannel.com, The Nest, The Bump and Ijie.com. XO Group is recognized by the industry for being innovative in all media - from the web to social media and mobile, magazines and books, and video - and our groundbreaking social platforms have ignited passionate communities across the world. XO Group has leveraged its customer loyalty into successful businesses in online sponsorship and advertising, registry services, ecommerce and publishing. The company is publicly listed on the New York Stock Exchange (XOXO) and is headquartered in New York City.

This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenue to survive over the long term, (ii) we incurred losses for many years following our inception and may incur losses in the future, (iii) we may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) sales to sponsors or advertisers may be delayed or cancelled, (v) efforts to launch new technology and features may not generate significant new revenue or may reduce revenue from existing services, (vi) we may be unable to develop solutions that generate revenue from advertising delivered to mobile phones and wireless devices, (vii) the significant fluctuation to which our quarterly revenue and operating results are subject, (viii) the seasonality of the wedding industry, (ix) our e-commerce operations are dependent on Internet search engine rankings, and our ability to influence those rankings is limited, (x) the dependence of our registry services business on third parties, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contact:

Carly Zipp

Public Relations Director

(212) 219-8555 x1013

PR@xogrp.com

Ivan Marmolejos

Investor Relations

(212) 219-8555 x1004

IR@xogrp.com